Exhibit 10.29
***** CONFIDENTIAL TREATMENT REQUESTED
Wireless Internet Service Agreement
This Wireless Internet Service Agreement (“Agreement”) is effective as of March 28, 2003 (“Effective Date”), between Sprint Spectrum L.P., a Delaware limited partnership doing business as Sprint PCS (“Sprint”) and Sorrent Inc., a California corporation (“Sorrent”). The parties desire to provide Sorrent Services as part of the Sprint Services.
1. DEFINITIONS
“3G Handset” means a Handset that is compliant with the CDMA 2000 standard as implemented by Sprint, or any successor standard as implemented by Sprint.
“Handset” means the digital electronic equipment meeting the requirements of and authorized by Sprint for Users to access any of the various Sprint Services.
“Sorrent Data” means all information collected or developed by Sorrent regarding its customers who are Users or derived specifically from a User’s use of the Sorrent Services or otherwise provided directly to Sorrent by Users.
“Sorrent Services” means the set of features, functionality, data, graphics, sounds, text and other information, material or other content in electronic form provided by Sorrent to Users via transmission by Sprint, including any Enhancements, Premium Services, and Other Services.
“Sprint Affiliate” means: (a) any entity in which Sprint holds at least a 20% equity interest; (b) any entity controlling, controlled by or under common control with Sprint, directly or indirectly by or through one or more intermediaries; (c) any entity that is authorized to sell wireless communications products or services utilizing the Sprint Wireless Network under the “Sprint” brand name or any other brand name(s) subsequently primarily used by Sprint to market its wireless communications products or services; or (d) any entity to which Sprint is required by law or contract to provide wireless communications products or services involving the Sorrent Services.
“Sprint Data” means all information collected or developed by Sprint regarding its customers who are Users under this Agreement or derived specifically from a User’s use of the Sprint Services or the Sprint Wireless Network, including the Mobile Identification Number (MIN) issued by Sprint to a User, the Electronic Serial Number (ESN) associated with a Handset, the Network Access Identifier (NAI), any location-based information, and any customer information described in the FCC definition of “Customer Proprietary Network Information” as set forth in 47 USC 222(h)(l).
“Sprint Services” means the wireless data services provided by Sprint, on behalf of itself or the Sprint Affiliates or both, utilizing radio frequencies assigned by regulatory agencies.
“Sprint Wireless Network” means any and all telecommunications systems built, owned or operated by Sprint or any of the Sprint Affiliates.
“User” means any individual who uses any of the Sprint Services.
2. SERVICES
2.1 Scope of Services. This Agreement is for the provision of Sorrent Services to Users with Handsets via transmission by Sprint across the Sprint Wireless Network. Sorrent may make changes, modifications, updates and enhancements (each an “Enhancement”) to the Sorrent Services if: (a) the Enhancement complies with all requirements in this Agreement; and (b) the Sorrent Services continue to include the Minimum Applications described below. The Sorrent Services for 3G Handsets will be provided in J2ME programming language. The Sorrent Services will also include, at a minimum, the following applications (“Minimum Applications”):
For 3G Handsets:
     •     DuraTrax Mobile RC
     •     Wild 8-Ball
     •     Additional titles TBD
2.2 Placement. Sprint will place a link to the Sorrent Services within an appropriate portion of the Sprint Services during the Initial Term of this Agreement. Actual placement of this link will be in Sprint’s sole discretion and may differ between 3G Handsets and non-3Q Handsets. The link may be moved or repositioned at any time in Sprint’s sole discretion, and may be otherwise moved or removed by Users as part of any personalization functionality. In addition to placement of the link as set forth above, Sorrent grants Sprint the right, in accordance with the terms of this Agreement, to include the Sorrent Services on other services provided, or
Glu Mobile Inc. – S-1

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION

supported, by Sprint under the Sprint brand name or under a third party brand name, including services provided by Sprint, Sprint Affiliates, or other third parties (e.g. Sprint’s private label customers) that are authorized by Sprint to sell digital wireless communication services.
2.3 Technical Requirements. Sorrent must register on Sprint’s ADP (“Application Developer’s Program”) website for account registration purposes. Sorrent will give Sprint the opportunity, and allow Sprint adequate lead-time, to test, verify and approve any Enhancements to the Sorrent Services prior to their launch. Sprint will provide technical documentation, via Sprint’s ADP website, to support the design of the Sorrent Services, and Sorrent will adhere to the technical documentation.
2.4 User Support. Sprint reserves the right to establish terms with Users for use of the Sprint Services, which may include terms for the use of Premium Services. Sprint will be responsible for all User support relating to the Sprint Services and the Sprint Wireless Network. Sorrent will be responsible for all User support issues relating to Sorrent Services. Sorrent will appropriately refer all User questions and inquiries regarding Sprint or the Sprint Services to Sprint’s Customer Solutions unit. The parties will reasonably cooperate with each other to provide necessary User support services. Sorrent’s toll free phone number, email address, or Internet URL (that links directly to a help desk location) for User referrals is as follows: support@sorrent.com.
2.5 User Complaints. Sprint has a regulatory obligation to track and respond to certain User complaints. Sorrent agrees to cooperate with Sprint to resolve these complaints. Sprint reserves the right to suspend Sorrent’s ability to provide any Sorrent Services for which Sorrent charges Users directly (as opposed to the Premium Services if: (a) for any two out of three consecutive months, the number of complaints Sprint receives regarding charges for Premium Services exceeds ***** % of all the complaints Sprint receives related to charges for all services with billing on behalf of functionality provided by Sprint; or (b) Sprint reasonably believes unauthorized charges for Premium Services are being presented to it by Sorrent. Sprint will allow Sorrent to resume providing Premium Services if Sprint determines that the problems underlying the complaints or unauthorized charges have been resolved. In addition, the parties will comply with any other existing or future regulatory obligations that apply to this Agreement or the relationship between the parties.
2.6 Representatives. Each party will designate a representative who will serve as that party’s single point of contact with the other party for purposes of supervising and managing performance of the respective parties’ obligations under this Agreement (the “Representative”). All technical, marketing or other business issues will be communicated to the other party’s Representative, and each party’s Representative will be authorized to respond on its behalf with respect to those issues. The Representatives will hold conference calls on a mutually agreeable basis, and may contact each other on an as-needed basis.
2.7 Content Standards. Materials that are included in the Sorrent Services will not: (a) facilitate or promote illegal activity, or contain content that is illegal; (b) contain content that is defamatory, obscene, distasteful, racially or ethnically offensive, harassing, or that is discriminatory based upon race, gender, color, creed, age, sexual orientation, or disability; (c) contain sexually suggestive or explicit content; (d) infringe upon or violate any right of any third party; or (e) disparage, defame, or discredit Sprint or any Sprint Affiliate, or contain content that is derogatory, detrimental, or reflects unfavorably on the name or business reputation of Sprint or any Sprint Affiliate. Subsections (a) through (e) above are collectively referred to as the “Content Standards.” If at any time Sprint determines in its sole discretion that Sorrent has violated any of the Content Standards, Sprint may temporarily suspend the Sorrent Services. Sprint will notify Sorrent of the suspension in writing or via e-mail and Sorrent must cure the violation within 3 business days (the “Cure Period”) after this notification by removing the portion of the Sorrent Services that violates the Content Standards. If Sorrent reasonably disputes Sprint’s determination of a Content Standards violation, the parties will confer in good faith and attempt to resolve the dispute during the Cure Period, but in all cases Sprint will make the final determination. Sprint may continue the suspension of the Sorrent Services during the Cure Period. If Sorrent fails to cure the Content Standards violation within the Cure Period, Sprint may, without further notice, immediately terminate this Agreement.
Sorrent will promptly notify Sprint if it: (a) receives a complaint from a User that involves any of the prohibitions in the Content Standards; or (b) otherwise becomes aware of an alleged Content Standards violation. Sprint also reserves the right to review materials before they are included as part of the Sorrent Services to determine if they violate the Content Standards. If during this review Sprint determines in its sole discretion that any materials violate any of the Content Standards, Sprint will notify Sorrent and Sorrent will remove the violating materials before the Sorrent Services will be transmitted to Users. Sorrent will not, and will not assist any third party to, make fraudulent charges for Sorrent Services, mislead Users concerning Sorrent Services, or misrepresent the nature of Sorrent Services to Users. Sprint reserves the right to suspend Sorrent Services if Sprint determines, in its sole discretion, that any Sorrent Services are fraudulent, misleading to Users, or being misrepresented to Users.
2.8 No Advertising. Sorrent will not display any advertising in the Sorrent Services without prior written consent from Sprint, which may be withheld in Sprint’s sole discretion. For the purposes of this Agreement, the parties agree that “advertising” does not include unsolicited Sorrent Services sponsorship or endorsement by an individual or company (e.g., “Fox Sports Football” or

***** The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.
SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION

“Duratrax Mobile RC”), or within Sorrent Services branding (e.g., the Fox Sports logo on the basketball court in Fox Sports Basketball) provided by Sorrent to an individual or company, but only if Sorrent has not received any revenue related to the sponsorship, endorsement or branding.
2.9 Temporary Suspension of Sorrent Services. Sprint may temporarily suspend the Sorrent Services for up to 10 days as Sprint deems reasonably necessary in the normal management and operation of the Sprint Wireless Network. If Sprint temporarily suspends under this Section 2.9, it will insert a ‘card’ notifying Users of the Sorrent Services that the Sorrent Services are temporarily unavailable. This card will be removed when the suspension ends.
3. PAYMENT AND FEES
3.1. No Charge for Services. The Sorrent Services, including all Enhancements, are provided to Sprint at no charge. Each party will be individually responsible for any expenses it incurs in developing, producing, maintaining, and transmitting its respective services.
3.2. Premium Services. Sprint will offer a billing on behalf of functionality to Sorrent that will allow Sprint to invoice Users for the use of certain Sprint-approved services provided by Sorrent to Users (“Premium Services”). Sprint is not obligated to include all applications proposed by Sorrent as part of the Premium Services. In addition, upon 90 days prior written notice to Sorrent, Sprint reserves the right in its sole discretion to cease providing Premium Services to Users.
A. General. Premium Services will only be available for data-capable 3G Handsets. In addition, Premium Services will not be provided for any electronic commerce or other non-content applications or transactions (e.g. the purchase of a tangible product). To qualify to provide Premium Services, Sorrent must provide all of the information required on Exhibit A. All Premium Services will initially be hosted by Sprint at Sprint’s expense (i.e. the actual content must be hosted, not just linked). But upon 30 days prior written notice, Sprint may require Sorrent to assume responsibility for its own hosting, in which case all hosting obligations and related expenses will be Sorrent’s responsibility. Sprint reserves the right, in its sole discretion, to not allow certain Users to receive Premium Services and to set limits on the overall amount certain Users can spend on Premium Services. Premium Services may not be available on all 3G Handsets.
B. Pricing for Premium Services. Through Sprint, Sorrent will charge Users an event-based charge (e.g. per play or download) or a monthly recurring charge (“MRC”), when available from Sprint, for Premium Services. Sorrent will determine the pricing structure (e.g. event-based or MRC) and pricing levels for Premium Services, however, Sorrent will not charge more than $ ***** per event-based transaction or MRC. No changes to the pricing for Premium Services will be allowed from the time Premium Services are initially made commercially available to Users by Sorrent until Sprint has implemented the functionality to allow pricing changes (Sprint currently estimates this will occur during the first quarter of 2003, but this date is subject to change by Sprint without notice). If Sorrent subsequently wants to change the pricing for Premium Services, it must provide Sprint with at least 30 days prior written notice of the requested change. The pricing for Premium Services cannot be changed more frequently than once every 30 days. Users of Premium Services will be presented with an advice of charge requiring them to accept the applicable charge, consistent with this Section 3.2. B., for the transaction. Only Sprint is permitted to present this advice of charge. Sorrent grants Sprint the right to use Sorrent’s name and logo on User invoices in conjunction with detailing any applicable Premium Services charges. In addition, Sorrent will not receive any revenue for Premium Services that are used by Sprint for testing, trial, or promotional purposes (including demonstration accounts for Sprint employees or agents, Sprint stores or other retail locations, and content developers).
C. Premium Services Revenue Sharing. Sorrent will receive ***** % of the Billed Revenue for Premium Services (net of Adjustments that are attributable to Sorrent). Sprint will receive ***** % of the Billed Revenue for Premium Services. “Billed Revenue” is defined as the charges, consistent with Section 3.2. B. above, that Sprint invoices to Users (excluding any applicable transaction taxes) for the use of Premium Services. An “Adjustment” is defined as a reduction to a charge for Premium Services reasonably made by Sprint at a User’s request. For example, if in a given quarter Billed Revenue is $10,000, and during that quarter there are $1,000 in Adjustments attributable to Sorrent, then Sorrent would receive $ ***** as its share of Premium Services revenue for that quarter (***** % x (10,000 – 1,000)). Only Sprint is authorized to make Adjustments to Premium Services charges.
D. Uncollectable Revenue; Changes to Premium Services Revenue Sharing. Sprint will be responsible for up to ***** % of Uncollectable Revenue. “Uncollectable Revenue” is defined as total Billed Revenue that is uncollected and past due, and includes bad debts, fraudulent charges, short payments by Users, and other payment shortfalls and delinquencies. For the first six months following March 1, 2003 (the “Initial Six Months”), and each successive six month period, Sprint will determine if total Uncollectable Revenue exceeds ***** % of total Billed Revenue during the applicable six month period. If total Uncollectable Revenue exceeds ***** %, Sprint will adjust the parties’ Premium Services revenue share percentages, set forth in Section 3.2. C.

***** The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.
SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION

above, to account for the applicable increase in total Uncollectable Revenue. For example, if Sprint determines that total Uncollectable Revenue for the Initial Six Months is ***** %, then Sprint will increase its Premium Services revenue share percentage by ***** % to ***** % and decrease Sorrent’s revenue share percentage from ***** % to ***** %. If the revenue share percentages are revised by Sprint, the new percentages will take effect beginning 5 days after Sprint advises Sorrent of the new percentages. Each six month review and any adjustments to each party’s revenue share due to Uncollectable Revenue will be based upon the original ***** %/ ***** % split as set forth in Section 3.2. C. above.
E. Premium Services Revenue Sharing Limitations. Sprint’s revenue share percentage for Premium Services will never be less than *****% regardless of the results of any six month review. In addition, if Sprint adjusts Sorrent’s revenue share percentage below *****%, Sorrent may cease providing Premium Services by providing Sprint with 20 days prior written notice. Sprint also reserves the right to stop providing Premium Services upon 10 days prior notice if Sprint determines that for any given month Uncollectable Revenue has exceeded ***** % of Billed Revenue.
F. Payment Procedures. Sprint will send any applicable payments for Premium Services to Sorrent within 30 days of the end of each quarter via electronic funds transfer. Sprint will also provide a summary remittance statement of Premium Services activity on a quarterly basis, within 30 days of the end of each quarter via e-mail to the Sorrent contact designated on Exhibit A. If Premium Services are suspended or terminated for any reason: (a) charges for Premium Services that Users have ordered, and will be invoiced for, but will not receive (e.g. MRCs) due to the suspension or termination will be deducted, on a pro-rata basis, from Billed Revenue when calculating payments to Sorrent; and (b) any payments for Premium Services due to Sorrent for affected quarter(s) will not be paid by Sprint until the earlier of the quarter after the suspension is lifted or the Agreement is terminated. Sorrent will not earn any interest on Premium Services revenues collected by Sprint from Users. Sorrent is not entitled to any Premium Services revenue resulting from fraudulent charges that are induced by Sorrent, or a third party acting on behalf of or with the assistance of Sorrent. In addition, Sprint will not transmit any payments for Premium Services to Sorrent until Sorrent has generated at least $500 in cumulative revenue for Premium Services. If this $500 threshold is not satisfied, any applicable payments for Premium Services will be sent to Sorrent after the end of the Term. Sprint is responsible for remitting all applicable transaction taxes related to the sale of Premium Services to Users. Upon request, Sprint will provide Sorrent with a resale tax exemption certificate.
3.3 Other Services. Sorrent may provide and charge Users directly for services that do not utilize billing on behalf of functionality (“Other Services”). Sorrent will be responsible for all aspects of providing Other Services (e.g. invoicing and processing credit card transactions).
3.4. Other Services Revenue Sharing. Sprint will receive a portion of the transaction revenue generated from the Sorrent Services. Except as noted above for Premium Services, Sorrent is responsible for collecting and remitting all transaction taxes imposed upon the sale of its goods or services, including Other Services, electronic commerce transactions, and advertising (if allowed by Sprint). Transaction revenue subject to revenue sharing between the parties, aside from the Premium Services revenue sharing detailed above, includes that derived from:
(a)	Other Services;

(b)	electronic commerce transactions; and

(c)	advertising, including the fair market value of any advertising consideration Sorrent receives as part of a non-case transaction (e.g. advertising inventory exchange between Sorrent and a third party).
Each party’s respective share of revenue, after deducting any transaction taxes, will be as follows:

Revenue Source	Sprint %	Sorrent %
Other Services	***** % of the gross revenue	***** % of the gross revenue

Electronic commerce transactions	***** % of the net revenue, which is calculated as the gross sales amount, less cost of goods, returns, discounts and freight	***** % of the net revenue

Advertising (if allowed by Sprint)	***** % of the gross revenue	***** % of the gross revenue

***** The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.
SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION

Advertising revenues will be allocated among all wireless operators, aggregators, distributors and other customers of Sorrent who offer such online Advertising, and Sprint shall receive *****% of its pro-rata share of the advertising revenues. Sprint’s pro-rate share will be based on the proportion of revenues generated by Sprint’s sales of the Sorrent Premium Services that contain the advertising compared to total sales of the Sorrent Premium Services that contain such Advertising. For example, if Sorrent receives $10,000 for advertising placed in a Premium Service game that sells a total of 100,000 units, then the per-game advertising revenue is $*****. If Sprint’s sales of that Premium Service game are 25,000 units, then Sprint’s share of the advertising revenues will be calculated as ($*****)*(25,000)*(*****%) = $*****.
3.5 Invoicing and Payment Procedures. Any amounts payable by Sorrent to Sprint are due to Sprint on a quarterly basis within 30 days after the end of each calendar quarter. Payments must be remitted to the following Sprint address:
Sprint
Dept CH 10615
Palatine, IL 60055-0615
In addition, on a quarterly basis Sorrent will, within 30 days after the end of each quarter, provide a report to Sprint at the above address that details the information listed below:
(a)	Total gross Other Service revenue (by category, if applicable).

(b)	Total gross electronic commerce revenue (by category, if applicable).

(c)	Total gross advertising revenue, if applicable, including the fair market value of any advertising consideration Sorrent receives as part of a non-cash transaction (by category, if applicable).
4. TERM AND TERMINATION
4.1 Term. The initial term of this Agreement begins on the Effective Date and ends after 1 year (the “Initial Term”). After the expiration of the Initial Term, this Agreement will be automatically extended on a month-to-month basis until terminated by either party with at least 30 days prior written notice (each monthly period a “Renewal Term”). The Initial Term and any Renewal Term are collectively referred to as the “Term.”
4.2 Termination for Convenience. Either party may terminate this Agreement for any reason, without liability related to that termination, by providing at least 90 days prior written notice to the other party.
4.3 Termination for Breach. Either party may terminate this Agreement if the other party breaches any material term of this Agreement and the breach is not cured within 20 days after written notice of the breach is provided to the defaulting party by the non- defaulting party. Unless otherwise provided in the notice, or unless the breach has been cured, the termination is effective 20 days after the date of the notice.
5. CONFIDENTIAL INFORMATION
5.1 General. Each party acknowledges that while performing its obligations under this Agreement it may have access to Confidential Information of the other party. “Confidential Information” means any information concerning a party’s trade secrets, products, planned products, services or planned services, suppliers, customers, prospective customers, data, financial information, computer software, processes, methods, knowledge, inventions, ideas, marketing, promotions, discoveries, current or planned activities, research, development, or other information relating to a party’s business activities or operations or those of its customers or suppliers. This Agreement creates a confidential relationship between the parties. Both parties will keep the terms of this Agreement and all Confidential Information confidential and, except as authorized by the other party in writing, the receiving party will only use, and make copies of, Confidential Information to perform the Services or its obligations as required under this Agreement. Upon termination of this Agreement, or upon the disclosing party’s request, the receiving party will return or destroy all documents and other materials in the receiving party’s control that contain or relate to Confidential Information. Upon request by the disclosing party, the receiving party will provide written certification to the disclosing party that it has returned or destroyed all Confidential Information, including any duplicate copies. Both parties will inform their personnel who will have access to Confidential Information of their obligations of confidentiality, and will require their personnel to comply with the terms of this Agreement. If reasonably requested by either party, the other party will have those personnel sign a non-disclosure agreement at least as restrictive as this Section. Both parties agree to disclose Confidential Information only to its personnel, including its affiliates, subcontractors and agents, who have a legitimate business need to know Confidential Information in order to perform that party’s obligations under this Agreement.
5.2 Exceptions; Injunctive Relief. Confidential Information does not include information that the receiving party can demonstrate by written documentation: (a) is rightfully known to the receiving party prior to negotiations leading to this Agreement; (b) is independently developed by the receiving party without any reliance on Confidential Information; (c) is part of the public domain; or (d) is lawfully obtained by the receiving party from a third party not under an obligation of confidentiality. If any Confidential Information is required to be disclosed by law or legal process, the receiving party will use reasonable efforts to cooperate

***** The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.
SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION

with the disclosing party to limit the disclosure. Both parties acknowledge that disclosure of Confidential Information by the receiving party may cause irreparable injury to the disclosing party, its customers and other suppliers, that is inadequately compensable in monetary damages. In addition to any other remedies in law or equity, the disclosing party may seek injunctive relief for the breach or threatened breach of this Section.
5.3 Publicity. Neither party will make any news release, public announcement, reference to this Agreement, its value, or its terms and conditions, or in any manner advertise or publish the fact of this Agreement. Nothing in this Agreement is intended to imply that either party will agree to any publicity, and either party may, in its sole discretion, withhold its consent to any publicity.
6. GRANT OF LICENSES AND RIGHTS
6.1 License Grant. Sorrent grants Sprint and Sprint Affiliates a non-exclusive, non-transferable (with no right to sub-license except as provided in this Agreement) license to reproduce, display, perform, distribute, and transmit the Sorrent Services, in any current or future mark-up language or format, as necessary to enable Users to access and utilize the Sorrent Services on the Handset. Sprint is allowed to modify the technical format of the Sorrent Services as necessary to ensure that they can be displayed on a 3G Handset (e.g. the conversion of HDML or WML language to XHTML language), but Sprint will not alter the material included in the Sorrent Services. Sorrent acknowledges that Users have a perpetual, royalty-free license to continue to use and access applications (e.g. games) after they have been downloaded from Sorrent, unless the application was expressly sold as a limited duration application. Sprint may use the Sorrent Services or any transferred Sorrent Data to monitor Sorrent’s performance and compliance with the terms of this Agreement, for quality assurance purposes, and for Sprint’s internal marketing research purposes.
6.2 Use of Marks. Any use by Sprint of Sorrent’s trademarks, trade names, and service marks (the “Sorrent Marks”), other than use of those Sorrent Marks included as part of the Sorrent Services, requires Sorrent’s prior written approval. Any use by Sorrent of Sprint’s trademarks, trade names, and service marks (the “Sprint Marks”) requires Sprint’s prior written approval. Each party’s use of the other party’s Marks is also subject to any applicable brand guidelines provided by the other party.
6.3 Marketing Materials. Sprint may wish to include Sorrent’s name, logos, or a description of Sorrent Services in certain marketing materials including collateral sent to Users, retail displays, or other advertising and promotional activities. These uses of Sorrent’s name, logos, or description will require Sorrent’s prior written approval.
Description of Sorrent Services (1 brief paragraph) for marketing and promotional use: Sorrent develops and publishes single-player and real-time, head-to-head and multi-player games for wireless and Internet-capable devices. The company has also developed a number of proprietary technologies, including its patent-pending Mobile Persona, a persistent digital character that evolves as the player plays each Sorrent game, and is available to the player on all network-based Sorrent games, including games in different genres.
7. OWNERSHIP AND USE OF DATA
7.1 Sorrent Ownership. Each party acknowledges and agrees that Sorrent owns the Sorrent Marks, Sorrent Data, and Sorrent Services (excluding third party content and services incorporated in the Sorrent Services), and except for any license rights granted under this Agreement, nothing in this Agreement confers on Sprint any rights in the foregoing.
7.2 Sprint Ownership. Each party acknowledges and agrees that Sprint owns the Sprint Marks, Sprint Data, the Sprint Wireless Network, and the Sprint Services (excluding third party content and services incorporated in the Sprint Services), and except for any license rights granted under this Agreement, nothing in this Agreement confers on Sorrent any rights in the foregoing.
7.3 Rights and Limitations. All Sprint Data is Confidential Information and is the exclusive property of Sprint. Sorrent will not, except as otherwise stated in this Agreement, store, copy, analyze, monitor, or otherwise use any Sprint Data. All Sorrent Data is Confidential Information and is the exclusive property of Sorrent. Sprint will not, except as otherwise stated in this Agreement, store, copy, analyze, monitor, or otherwise use any Sorrent Data. Nothing in this Agreement prevents or limits: (a) Sorrent from communicating directly with Users of Sorrent Services; or (b) Sprint or Sprint Affiliates from communicating directly with Users.
7.4 Solicitation; Disclosure. Sorrent will not use the Sorrent Services for the transmission of “spam” or any other distribution of unsolicited information, including telemarketing, unless the User expressly consents via the Handset. Sorrent will not use any information obtained from the activities contemplated under this Agreement to target advertisements or marketing to Users based on the User’s use of Sprint Services unless a User requests or expressly consents to such communications. In addition, Sorrent will not take any action, including data mining or any similarly disruptive practice, that interferes with the development, operation, maintenance or content of Sprint’s websites, servers or other related equipment. Neither party will disclose the other party’s information or data provided to it under this Agreement to any third party in a manner that identifies the User as an end user of a Sorrent product or service or of the Sprint Services, except as may be required by law or legal process.
SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION

8. WARRANTIES AND DISCLAIMERS
8.1 Warranties. Sorrent represents and warrants that all hardware, software and networks used by Sorrent to fulfill its obligations under this Agreement will: (a) to the extent its hardware, software or networks depend on a date processing function, perform and process date arithmetic and date/time data in a consistent and accurate manner and in a manner that is unambiguous as to century; and (b) to the extent its hardware, software or networks are used in combination with other software, hardware or networks, they will properly interoperate with the other software, hardware or networks, including the exchange of date/time data. If Sorrent’s hardware, software, or network is not compliant with this warranty, Sorrent will, at its expense, promptly correct or modify the hardware, software, or network so that it is compliant. Sorrent also represents and warrants that: (a) it will not introduce into Sprint’s hardware, software, or network any software virus, worm, “back door,” “Trojan Horse,” or similar harmful code; (b) the Sorrent Services do not infringe any intellectual property right or violate any trade secret right or other right of any third party; and (c) it will comply with all applicable laws and regulations in performing this Agreement.
8.2 Disclaimers. Except as expressly set forth in this Agreement, each party’s services, information, content and other materials are provided on an “as is,” “as available” basis. Except for the express warranties made in this Agreement: (1) neither party makes any warranty that its service will be uninterrupted, secure, or error free, or that defects in either party’s service will be corrected; and (2) each party specifically disclaims any representations or warranties, express or implied, regarding any materials provided under this Agreement, including any implied warranty of merchantability, fitness for a particular purpose, non-infringement or any implied warranties arising from course of dealing or performance. The parties acknowledge that use of any data or information obtained by Users through either party’s service is at Users’ own discretion and risk, and that Users will be solely responsible for any damage resulting from use of that service. Each party agrees to include a disclaimer in substantially similar form to the previous sentence in their respective User’s agreements or terms and conditions of use for their respective services.
9. INDEMNIFICATION AND LIMITATION OF LIABILITY
9.1 Indemnification by Sprint. Sprint will indemnify and defend Sorrent, Sorrent affiliates, and their respective directors, officers, agents, and employees (each, a “Sorrent Indemnitee”) from and against all claims, damages, losses, liabilities, costs, expenses, and reasonable attorney’s fees (collectively “Damages”) arising out of a claim by a third party against a Sorrent Indemnitee: (a) to the extent resulting from or alleged to have resulted from any act or omission of Sprint under or related to this Agreement; or (b) alleging that the Sprint Marks or Sprint Services, excluding any third party content contained in the Sprint Services, infringe any intellectual property right or violate any trade secret right or other right of any third party.
9.2 Indemnification by Sorrent. Sorrent will indemnify and defend Sprint, Sprint Affiliates, and their respective directors, officers, agents, employees and customers (each, a “Sprint Indemnitee”) from and against all Damages arising out of a claim by a third party against a Sprint Indemnitee: (a) to the extent resulting from or alleged to have resulted from any act or omission of Sorrent under or related to this Agreement; or (b) alleging that the Sorrent Marks or the Sorrent Services infringe any intellectual property right or violate any trade secret right or other right of any third party.
9.3 Indemnification Procedures. Promptly, upon becoming aware of any matter that is subject to the provisions of this Section 9. (a “Claim”), the party seeking indemnification (the “Indemnified Party”) must give notice of the Claim to the other party (the “Indemnifying Party”), accompanied by a copy of any written documentation regarding the Claim received by the Indemnified Party. The Indemnifying Party will have the right, at its option, to settle or defend, at its own expense and with its own counsel, the Claim. The Indemnified Party will have the right, at its option, to participate in the settlement or defense of the Claim, with its own counsel and at its own expense, but the Indemnifying Party will have the right to control the settlement or defense. The Indemnifying Party will not enter into any settlement that imposes any liability or obligation on the Indemnified Party, or contains any acknowledgement of wrongdoing by the Indemnified Party, without the Indemnified Party’s prior written consent. The parties will cooperate in the settlement or defense and give each other access to all relevant information. If an Indemnified Party’s ability to provide a service is enjoined due to a claim covered by the indemnity obligations in this Section, the Indemnifying Party will, at its option and expense, and in addition to any other remedies that the Indemnified Party may have, either: a) procure for the Indemnified Party and the Users the continued right to use the service; b) replace the infringing material with non-infringing material that will not adversely affect the operation or quality of the service; c) modify the infringing material so that it is non-infringing and will not adversely affect the operation or quality of the service; or d) only if none of the above options are possible after commercially reasonable attempts by the Indemnifying Party to complete them, either party may terminate this Agreement.
9.4 Limitation of Liability. Except for a party’s breach of the provisions of Section 5. (Confidential Information) or for claims for which a party has an obligation of indemnity under this Agreement,
SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION

neither party will be liable to the other for any consequential, punitive or indirect damages for any cause of action, whether in contract, tort or otherwise. Consequential, and indirect damages include, but are not limited to, lost profits, lost revenue, and loss of business opportunity, whether or not the applicable party was aware of or should have been aware of the possibility of these damages.
10. SECURITY
Each party will maintain the security and integrity of its service, including implementing procedures to prevent third parties from transmitting unsolicited data or messages to Users. Sorrent will notify Sprint as soon as possible if it knows or has reason to know that any unsolicited data or messages are being sent to Users of the Sorrent Services, or if an unusual or abnormal flow, number, or type of message is being sent to Users. If a User is being sent unsolicited data or messages, or Sorrent notifies Sprint that Users may be being sent unsolicited data or messages, each party will use commercially reasonable efforts to promptly prevent continuing transmission of unsolicited data or messages to Users. As necessary, Sprint will provide a connection to its gateway via a 128-bit secure socket level connection. As necessary, Sorrent will provide a secure connection to the Internet to allow access to Sorrent Services by Sprint and Users.
11. RECORD KEEPING AND AUDITS
Each party will maintain sufficient records as reasonably required to verify the accuracy of payments to the other party for a period of at least 1 year after the completion of the applicable transaction. No more than once per year, each party (as applicable, the “Auditing Party”) has the right to have its external auditors audit, copy and inspect the other party’s (the “Audited Party”) financial records on the Audited Party’s premises at reasonable times during the Term of this Agreement, and for the 1-year period thereafter, to verify the correctness of amounts paid under this Agreement. The Auditing Party will provide the Audited Party with at least 10 business days’ prior written notice of an audit. The Audited Party will make the information reasonably required to conduct the audit available on a timely basis and assist the Auditing Party and its external auditors as reasonably necessary. The Audited Party may require that any external auditor sign a non-disclosure agreement, prior to performing an audit, that is acceptable to Sprint and Sorrent. In the event of an underpayment or overpayment of more than 10%, the Audited Party will reimburse the Auditing Party for reasonable costs of the audit, and the underpayment or overpayment, as applicable, will be due and payable within ten days.
12. TESTING AND SERVICE RELIABILITY
12.1 Acceptance Testing. Upon receipt of the initial feature set of the Sorrent Services prior to launch of the Sorrent Services, or any subsequent Enhancements to the Sorrent Services (for purposes of this Section, each a “Deliverable”), both parties will test the Deliverable for compliance with the specifications in the detailed design document provided to Sprint by Sorrent in accordance with Sprint’s launch checklist (“Acceptance Testing”). If a dispute arises regarding testing criteria, Sprint will make the final determination. Acceptance of any Deliverable will occur upon the earlier of either: (a) Sorrent’s receipt of a notice from Sprint stating that the Deliverable has met the Acceptance Criteria; or (b) 60 days, or other mutually agreeable tune period, after the date of delivery, unless notice of non-acceptance (including specific reasons for non-acceptance) is provided to Sorrent within the 60-day period. Sorrent will use commercially reasonable efforts to correct any non-conformance in a timely manner. The parties will provide each other with commercially reasonable assistance as necessary to correct any non-conformance, including information necessary to recreate the error or non-conformity identified. The parties will work together in good faith to complete Acceptance Testing according to any applicable development schedule. Upon successful completion of Acceptance Testing the parties will notify each other of final acceptance.
12.2 Service Reliability. The parties will make commercially reasonable efforts to ensure that their respective services related to this Agreement are free from material defects, and are available 24 hours a day, 7 days a week to Users. Sorrent agrees to maintain the Sorrent Services according to the applicable restoral expectations set forth in the table below. For unplanned events, Sprint will assign a trouble severity code based on Sprint’s assessment of trouble at the point of trouble identification. Sprint will make adjustments to the trouble severity code based on event activities. Operational reviews between Sprint Technical Services and Sorrent will be conducted as needed. The following trouble severity table will be reviewed periodically by Sprint and Sorrent, and may be modified by mutual written agreement of the parties.

Trouble
Severity		Restoral
Code	Description	Expectation
Sev1	“Sev 1 Error” means a catastrophic error in an application which causes a complete (100%) loss of service for any subset of Users and for which a workaround has not been made available and which causes: (a) an important component of the Sorrent Services to be unusable, a system or product malfunction due to deficiency or non-usability, and has frequent or major User impact or there is a frequent failure of an important service; or (b) data loss or corruption. Example: 10/8 outage — Users receiving “bad http status” errors when attempting to connect to the Sorrent’s site.	*****

Sev2	“Sev 2 Error” means a non-catastrophic error in an application that causes greater than 50% degradation of performance and that: (a) constitutes a major failure for an important product feature	*****

***** The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION

Trouble
Severity		Restoral
Code	Description	Expectation
which causes significant inconvenience to Users, system or product malfunction due to deficiency or non-usability; or (b) produces results materially different from those described in the documentation for a major product feature, but which such error does not rise to the level of a Sev 1 Error. Example: Users receiving “compile error” message when attempting to read a news item.

Sev3	“Sev3 Error” means a non-catastrophic error in an application that: (a) has an impact on operational support or administrative tools /availability to service or provision node but not considered to impact call processing; and (b) causes less than 50% degradation of performance	*****

Sev4	“Sev4 Error” means an error in an application that: (a) has minimal current impact on the User; and (b) causes a malfunction of a non-essential product feature.	TBD (Joint Agreement)
12.3	Points of Contact and Escalations. If Sprint experiences technical problems receiving or transmitting the Sorrent Services, Sprint may contact Sorrent’s technical service group. Escalations will occur if applicable restoral expectations are not met. Sorrent will provide for 24x7x365 support availability. For Sev1 Errors, Sorrent will provide continual support until the event is resolved. Sorrent and Sprint’s IT department will exchange ticket numbers for tracking an event beginning with the initial report of trouble. Sorrent will interface as necessary with any third party hardware and software vendors selected by it and included as part of the Sorrent Services. During unplanned events, Sorrent will interact with these third party vendors for service restoral activities; Sprint will only be required to interact with Sorrent. Sprint and Sorrent escalation contacts and numbers are as follows:
Sorrent Contact Information (Accessible 24 hours a day / 7 days a week)

Contact Name &
	Title	Phone	Mobile or Pager	E-mail
1st Point of Contact	***** Technical Director	650-571-1550 X*****	*****	*****

1st Escalation.	***** CTO	650-571-1550 X*****	*****	*****

2nd Escalation	***** Network Engineer	650-571-1550 X*****	*****	*****
Sprint Contact Information (Accessible 24 hours a day / 7 days a week)

Contact Name &
	Title	Phone	Mobile or Pager	E-mail
1st Point of Contact	NOCC Support	*****

1st Escalation	Content Provider & 3rd Party Operations (C3PO)		*****

2nd Escalation	Content Provider & 3rd Party Operations (C3PO)		*****

3rd Escalation	SME, 3rd Party Content Providers (C3PO)	*****
12.4 Operating Changes. If Sprint allows Sorrent to participate in certain advanced services (e.g. instant messaging, location based services), Sorrent will comply with Sprint’s Wireless Application Manager (WAM) standards, including any applicable application programming interfaces (APIs). Sorrent will coordinate with Sprint for the installation of new versions, releases, and fixes

***** The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION

to the operating system and system software, as well as the installation of any new hardware. Sorrent will provide at least 72 hours prior notice of these changes to Sprint.
13. DISPUTE RESOLUTION
13.1 Waiver of Jury Trial. Each party waives its right to a jury trial in any court action arising between the parties, whether under this Agreement or otherwise related to this Agreement, and whether made by claim, counterclaim, third party claim or otherwise. The agreement of each party to waive its right to a jury trial will be binding on its successors and assigns.
13.2 Governing Law. This Agreement and the rights and obligations of the parties are governed by the substantive and procedural laws of the state of Kansas, without regard to any conflict of laws principles. This Agreement will not be governed or interpreted in any way by referring to any law based on the Uniform Computer Information Transactions Act (UCITA), even if that law is adopted in Kansas.
13.3 Forum Selection; Attorney’s Fees. Except to the extent necessary for either party to enforce indemnity or defense obligations under this Agreement, any court proceeding brought by either party must be brought, as appropriate, in Kansas District Court located in Johnson County Kansas, or in the United States District Court for the District of Kansas in Kansas City, Kansas. Each party agrees to personal jurisdiction in either court. The prevailing party in any formal dispute will be entitled to reasonable attorney’s fees and costs (including reasonable expert fees and costs), unless the prevailing party rejected a written settlement offer that exceeds the prevailing party’s recovery. The parties agree to continue performance during the pendency of any dispute, unless this Agreement is terminated under Section 4.3.
14. GENERAL
14.1 Notices. Unless otherwise agreed, notices provided under this Agreement must be in writing and delivered by certified mail (return receipt requested), hand delivery, or by a reputable overnight carrier service. Notices to Sprint must be sent to the following addresses: (a) Sprint PCS Wireless Data Services, Attn: Director, Consumer Marketing, Mailstop KSOPHI0402, 6130 Sprint Parkway, Overland Park, Kansas 66251; and (b) Sprint Law Department, Attn: General Attorney - Procurement, Mailstop KSOPHN0312, 6450 Sprint Parkway, Overland Park, Kansas 66251. Notices to Sorrent must be sent to the address shown in the signature block of this Agreement for Sorrent. Notices will be considered given on the day the notice is received.
14.2 Assignment. Sprint may assign any of its rights or obligations or this Agreement to any Sprint Affiliate without the consent of Sorrent. Sorrent may assign any of its rights or obligations or this Agreement to any entity that acquires substantially all of Sorrent’s assets related to the subject matter of this Agreement without the consent of Sprint, provided that such entity is not a direct competitor of Sprint. Otherwise, neither party may assign any of its rights or obligations or this Agreement without the prior written consent of the other party.
14.3 Waiver; Severability; Remedies. The waiver of a breach of any term of this Agreement will not constitute the waiver of any other breach of the same or any other term. To be enforceable, a waiver must be in writing signed by an authorized representative of the waiving party. If any provision of this Agreement is held to be unenforceable, the remaining provisions will remain in effect and the parties will negotiate in good faith a substantively comparable enforceable provision to replace the unenforceable provision. All rights and remedies of the parties, in law or equity, are cumulative and may be exercised concurrently or separately. The exercise of one remedy will not be an election of that remedy to the exclusion of other remedies.
14.4 Independent Contractor; Non-Exclusive Relationship; Survival. Sorrent and Sorrent personnel are independent contractors for all purposes and at all times. This Agreement does not create an exclusive relationship between the parties except to the extent specifically provided for in this Agreement. Nothing in this Agreement will be deemed to be a restriction on either party’s ability to freely compete or to enter into “partnering” relationships with other entities. Numbered provisions 4.2, 6., 8., 10., 12., 14., and 15.4 will survive the termination or expiration of this Agreement, in addition to any other provisions that by their content are intended to survive the performance, termination, or expiration of this Agreement.
14.5 Miscellaneous. This Agreement’s benefits do not extend to any third party, including Sprint customers or Users, unless expressly stated in this Agreement. The headings in this Agreement are for convenience only and will not affect the meaning or interpretation of this Agreement. Because the parties actively negotiated this Agreement, it will not be construed against either party due to authorship. This Agreement, together with any exhibits, sets forth the entire understanding of the parties as to the subject matter of this Agreement and supersedes all prior agreements, discussions, and correspondence pertaining to the subject matter of this Agreement. Any provision contained on a party’s web site, preprinted on any order, invoice, statement, or other document issued by either party, or

SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION

contained in any “shrinkwrap” or “clickwrap” agreement will have no force or effect if that provision conflicts with the terms of this Agreement. This Agreement may not be amended or modified except in writing signed by an authorized representative of each party. If there is an inconsistency between the terms of this Agreement and those of any other oral or written agreement between the parties, the terms of this Agreement will control.
15. INCENTIVE-BASED GAMES
15.1 Right to Reject Enhancements and Review Game Rules. “Incentive-based Game” means any game of chance or game of skill as defined under applicable law, including, without limitation, contests and sweepstakes. Sorrent will advise Sprint PCS in writing (pursuant to section 14.1) of any new Incentive-based Game that Sorrent proposes to add to the Sorrent Services, or of any modification to a then-existing Incentive-based Game (each a “Gaming Change”). Sprint PCS may reject a proposed Gaming Change if Sprint PCS, in its sole discretion, determines that the Gaming Change could: (i) subject Sprint PCS to any laws related to the regulation of gaming with adverse consequences; or (ii) be interpreted as Sprint PCS sponsoring, offering, promoting, soliciting or otherwise advancing gaming in violation of applicable law. In addition, Sprint PCS has the right to review all rules and eligibility requirements for each Incentive-based Game and Gaming Change. The parties will attempt in good faith to mutually agree on these rules and eligibility requirements. But if the parties cannot agree on the rules or eligibility requirements, Sprint PCS may prohibit the Incentive-based Game or Gaming Change from being included on the Sprint PCS Services.
15.2 No Sponsorship; Sorrent Actions; Notification of Legal Developments. Sorrent is the sole sponsor of all Incentive-based Games that may be included in the Sorrent Services. None of the activities contemplated in this Agreement are intended to be construed as Sprint PCS sponsoring, offering, promoting, soliciting or otherwise advancing the Incentive-based Games sponsored by Sorrent. Sorrent will not to take, negligently, knowingly or intentionally, any action that could: (i) subject Sprint PCS to any laws related to the regulation of gaming with adverse consequences; or (ii) be interpreted as Sprint PCS sponsoring, offering, promoting, soliciting or otherwise advancing gaming in violation of applicable laws. Sorrent will promptly notify Sprint PCS in writing if Sorrent becomes aware of any factual, judicial, regulatory or legislative development that could: (i) subject Sprint PCS to any laws related to the regulation of gaming; or (ii) be interpreted as Sprint PCS sponsoring, offering, promoting, soliciting or otherwise advancing gaming in violation of applicable laws.
15.3 Right to Terminate; Indemnification. Sprint PCS may, at any time and without liability, terminate this Agreement with 10 days prior written notice to Sorrent, if Sprint PCS determines, in its sole discretion, that performance of any of its obligations under this Agreement has or could: (i) subject Sprint PCS to any laws related to the regulation of gaming with adverse consequences; or (ii) be interpreted as Sprint PCS sponsoring, offering, promoting, soliciting or otherwise advancing gaming in violation of applicable laws. Sorrent, at its own expense, will indemnify and defend the Sprint PCS Indemnitees (as defined above) from and against all Damages arising out of a claim against a Sprint PCS Indemnitee related to Sorrent’s failure to comply with the requirements of this Section 15 (Incentive Based Games).

SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION

15.4 Compliance with Laws. Sorrent warrants that throughout the Term: (i) all Sorrent Services containing Incentive-based Games, whether or not provided under a Sorrent brand name, will strictly comply with all applicable United States federal, state and local laws, regulations and ordinances, including, registration and bond posting requirements, rules and other disclosure requirements; and (ii) Sorrent will either (A) permit only legal residents of the United States to claim prizes or otherwise become winners of its Incentive-based Games or (B) disable non-United States-based Users from being able to register for Incentive-based Games. In addition, Sorrent will, at its expense, provide a free alternative means of entry for all Incentive-based Games in which prizes are awarded, excluding games which the parties mutually agree are games of skill, including, without limitation, an internet site that can be accessed by anyone and that does not have any conditions to play. For example, to play the Incentive-based Game in which prizes are awarded on an internet site, the player will not be required to: (i) subscribe to a wireless telecommunications service; or (ii) be a member of a club or other organization that requires the payment of fees or other consideration. If (i) the parties are unable to mutually agree that a game is a game of skill and (ii) Sorrent does not plan to offer an alternative means of entry to the game, Sorrent agrees that the game will not be offered via the Sprint Wireless Network.
SIGNED:

Sprint Spectrum L.P.		Sorrent, Inc.

Signature:	/s/ Jeff Hallock	Signature:	/s/ Paul Zuzelo
Print Name:	JEFF HALLOCK	Print Name:	Paul Zuzelo
Title:	SR. DIRECTOR	Title:	Exec. V.P. operations & CFO
Date:	3/31/03	Date:	March 28, 2003
		Address:	1810 Gateway Dr. Suite 200 San Mateo CA 94404

SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION

Exhibit A
Premium Services Information
1. Address
Sorrent’s Address: Sorrent Inc., 1810 Gateway Drive, Suite 200, San Mateo, CA 94404
Remittance Address (if different from above):
2. Sorrent’s Primary Contact for Settlements
Name (Required): Paul Zuzelo
Title (Optional): Exec. V.P.Operations & CFO
Work Phone Number (Required): 650-571-1550 x102
Mobile Phone Number (Optional):
Fax Number (Optional): 650-571-5698
Email Address (Required): pzuzelo@sorrent.com
3. Sorrent’s Secondary Contact for Settlements
Name (Required): *****
Title (Optional):
Work Phone Number (Required): 650-571-1550 x*****
Mobile Phone Number (Optional):
Fax Number (Optional): 650-571-5698
Email Address (Required): *****
4. IRS Information
Sorrent name as it appears on U.S. federal tax return (if different from name specified in the first paragraph of the Agreement): Sorrent address as it appears on U.S. federal tax return (if different from first address specified in Section 1 of this Exhibit A):
Employer Identification Number (EIN): 91-2143667
Social Security Number (for sole proprietorships or individuals only):
Mark the applicable line that describes the tax structure of Sorrent’s business:
___ Sole Proprietorship
___ Partnership
XX Corporation
For corporations and other exempt entities, mark the applicable reason for Form 1099 reporting exemption (this does not apply to partnerships, sole proprietorships, or individuals):
XX Entity is a corporation
___ Exempt from tax under Section 501 (a) or other Internal Revenue Code exemption
___ Entity is a federal, state or local government agency or instrumentality
___ Nonresident alien individual or foreign corporation, partnership, estate or trust.

***** The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.
SPRINT SPECTRUM L.P. CONFIDENTIAL INFORMATION

FIRST AMENDMENT TO
WIRELESS INTERNET SERVICE AGREEMENT
BETWEEN
SPRINT SPECTRUM L.P.
AND
GLU MOBILE, INC.
This First Amendment (the “First Amendment”) to the Wireless Internet Service Agreement (the “Agreement”) between Sprint Spectrum L.P. (“Sprint”) and Glu Mobile, Inc. (“Glu”) is made and entered into by the parties as of January 1, 2006 (the “First Amendment Effective Date”). All capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Agreement.
BACKGROUND
A.	Sprint and Sorrent, Inc. entered into the Agreement on March 28, 2003.
B.	Sorrent, Inc. changed its name to Glu Mobile Inc effective as of June 2, 2005.
C.	The parties desire to amend the Agreement as set forth in this First Amendment.
SUBSTANTIVE PROVISIONS
1.0	The parties agree to add the following definitions to Section 1, “Definitions”:
1.1	“ * * * * * ” means to * * * * *.

1.2	“ * * * * * ” means * * * * * .

Confidential Information
Sprint and Glu First Amendment Execution Copy

2.0	The parties agree to enter into this First Amendment, with terms as follows:
2.1	The term of this Amendment shall be twenty-six (26) weeks, beginning on the First Amendment Effective Date and ending twenty-six (26) weeks after the First Amendment Effective Date (the “Term of the First Amendment”).

2.2	Glu shall pay Sprint $***** no later than *****, for which Sprint shall invoice Glu. Sprint will utilize this fund to establish a “Co-op Marketing Fund,” the intent of which is to benefit both Glu and Sprint Examples of uses for the Co-op Marketing Fund may include the development of alternative distribution channels, marketing research, and the purchase of Early Handsets, Upon reasonable request by Glu, Sprint shall supply adequate verification of the use of such Co-op Marketing Funds in direct support of Glu and Sprint.

2.3	Glu agrees to spend $***** in advertising to promote the Sprint brand in conjunction with Glu mobile game advertising and/or marketing during the Term of the First Amendment. Glu will work with Sprint to determine the best, most creative and effective way to use these funds.

2.4	Sprint agrees to ***** during the Term of the First Amendment.*****

2.5	***** during the Term of the First Amendment. *****

2.6	Sprint shall ***** during the Term of the First Amendment.
3.0	This First Amendment may be signed in counterparts, by facsimile or otherwise, each of which will be deemed an original and all of which together will constitute one and the same document.

4.0	Except as specifically changed in this First Amendment, all terms and conditions of the Agreement remain unchanged. This First Amendment sets forth the entire understanding of the parties as to the subject matter of this First Amendment and supersedes all prior agreements, discussions, and correspondence pertaining to the subject matter of this First Amendment. In the event of an express conflict between the terms and conditions of this First Amendment and the terms and conditions of the Agreement, the terms and conditions of this First Amendment will control.

***** The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.
[Signature Page Follows]

Confidential Information
Sprint and Glu First Amendment Execution Copy

SIGNED:

Sprint Spectrum L.P.	Glu Mobile Inc.

/s/ Thad Langford	/s/ Paul Zuzelo

(signature)	(signature)

Thad Langford	Paul Zuzelo

Print Name	Print Name

3/20/2006	3/17/06

Date	Date

Confidential Information
Sprint and Glu First Amendment Execution Copy

SECOND AMENDMENT TO
WIRE-LESS INTERNET SERVICE AGREEMENT
BETWEEN
SPRINT SPECTRUM L.P.
AND
GLU MOBILE INC.
This Second Amendment (the “Second Amendment”) to the Wireless Internet Service Agreement (the “Agreement”) between Sprint Spectrum L.P. (“Sprint”) and Glu Mobile Inc. (“Glu”) is made and entered into by the parties as of August 28, 2006 (the “Second Amendment Effective Date”). All capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Agreement.
BACKGROUND
A.	Sprint and Sorrent Inc. entered into the Agreement on March 28, 2003.

B.	Sorrent Inc. changed its name to Glu Mobile Inc. effective as of June 2, 2005.

C.	Sprint and Glu entered into a First Amendment to the Agreement on January 1, 2006 and the parties desire to further amend the Agreement as set forth in this Second Amendment.
SUBSTANTIVE FROVISIONS
1.0	The parties agree to add the following definitions to Section 1, “Definitions”;
1.1	“Adjustment” means a refund or reduction to a charge for Premium Services reasonably made by Biller at a User’s request based on performance or other issues arising from the Premium Services. Only Biller is authorized to make Adjustments to Premium Services charges.

1.2	“Billed Revenue” is defined as the charges, consistent with Section 3.2 B, that Biller invoices to Users (excluding any applicable transaction taxes) for the use of Premium Services net of all Adjustments.

1.3	“Biller” means Sprint, or as applicable, its billing agent, the Sprint Affiliates or Sprint’s private label customers who may invoice Users for the use of Premium Services.

1.4	“Enhancement” means any change, modification, update or enhancement to the Glu Mobile Services.

1.5	“Game” means a software program utilizing Java programming language that is a game.

Confidential Information
Sprint and Glu Second Amendment Execution Copy

1.6	“Java Application” means a software program utilizing Java programming language that is not a game.
The parties agree to enter into this Second Amendment, with terms as follows:
2.0	Section 2.1 of the Agreement shall be deleted entirely and replaced by the following:

“This Agreement is for the provision of Glu Mobile Services to Users with Handsets via transmission by Sprint across the Sprint Wireless Network. Glu Mobile may make Enhancements if: (a) the Enhancement complies with all requirements in this Agreement; and (b) the Glu Mobile Services continue to include the minimum applications described below. The Glu Mobile Services for Handsets will be provided in formats as may be required by Sprint as specified in the Sprint style guide or as may be developed by Glu Mobile and approved by Sprint during the Term. The Glu Mobile Services will include, at a minimum, the following applications:
•	Games to include Dura Trax Mobile RC, Wild 8 Ball and additional titles TBD

•	World Series of Poker Player Advisor Java Application (“WSOP Java Application”),”
3.0	Section 3.2 C of the Agreement shall be deleted entirely and replaced with the following:

“Except as otherwise provided In this Section 3.2 C, Glu Mobile will receive *****% of the Billed Revenue for all Premium Services, including without limitation Games (net of Adjustments that are attributable to Glu Mobile), and Sprint will receive *****% of the Billed Revenue for all Premium Services, including without limitation Games. For the WSOP Java Application, Glu Mobile will receive *****% of the Billed Revenue (net of Adjustments that are attributable to Glu Mobile) and Sprint will receive *****% of the Billed Revenue. Notwithstanding the above, on or following the date which is six (6) months from the date of the commercial launch of the WSOP Java Application, (i) the parties may jointly review Glu Mobile’s marketing activity for the six (6) months beginning on the date of the commercial launch of the WSOP Java Application, and Glu Mobile’s proposed marketing activity for the next six (6) months, for the WSOP Java Application and should Sprint reasonably determine in good faith that such marketing activity and success is significantly below the parties’ joint expectations at the commercial launch of the WSOP Java Application, then Sprint shall notify Glu Mobile of such determination. Should Sprint so notify Glu Mobile, beginning from the date of receipt by Glu Mobile of such notice, and continuing through the end of the Term of the Agreement, Glu Mobile will receive *****% of the Billed Revenue (net of Adjustments that are attributable to Glu Mobile) and Sprint will receive *****% of the Billed Revenue for the WSOP Java Application. However, if Glu Mobile’s revenue share is adjusted to *****% of Billed Revenue, upon request from Glu Mobile, Sprint shall immediately remove the WSOP Java Application and cease all sales of the WSOP Java Application.”

***** The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

Confidential Information
Sprint and Glu Second Amendment Execution Copy

\

4.0	Notwithstanding anything to the contrary contained in Section 4.1 of the Agreement, Glu Mobile and Sprint hereby agree to extend and renew the Agreement for the period through and including August 28, 2007 (a “Renewal Term” within the meaning of the Agreement). Thereafter, this Agreement will automatically extend on a monthly basis until terminated by either party with at least 30 days prior written notice.

5.0	This Second Amendment may be signed in counterparts, by facsimile or otherwise, each of which will be deemed an original and all of which together will constitute one and the same document.

6.0	Except as specifically changed in this Second Amendment, all terms and conditions of the Agreement remain unchanged. This Second Amendment sets forth the entire understanding of the parties as to the subject matter of this Second Amendment and supersedes all prior agreements, discussions, and correspondence pertaining to the subject matter of this Second Amendment. In the event of an express conflict between the terms and conditions of this Second Amendment and the terms and conditions of the Agreement, the terms and conditions of this Second Amendment will control.
SIGNED:

Sprint Spectrum L.P.	Glu Mobile Inc.

/s/ Paul S. Reddick	/s/ Albert A. Pimentel

(signature)	(signature)

Paul S. Reddick	Albert A. Pimentel

Print Name	Print Name

September 21, 2006	August 28, 2006

Date	Date

Confidential Information
Sprint and Glu Second Amendment Execution Copy

THIRD AMENDMENT TO
WIRELESS INTERNET SERVICE AGREEMENT
BETWEEN
SPRINT SPECTRUM L.P.
AND
GLU MOBILE INC.
This Third Amendment (the “Third Amendment”) to the Wireless Internet Service Agreement (as amended, the “Agreement”) between Sprint Spectrum L.P. (“Sprint”) and Glu Mobile, Inc. (“Glu”) is made and entered into by the parties as of November 30, 2006 (the “Third Amendment Effective Date”). All capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Agreement.
BACKGROUND
A. Sprint and Sorrent, Inc. entered into the Agreement on March 28, 2003.
B. Sorrent, Inc. changed its name to Glu Mobile Inc. effective as of June 2, 2005.
C. Sprint and Glu entered into a First Amendment to the Agreement on January 1, 2006 and a Second Amendment to the Agreement on August 28, 2006, and the parties desire to further amend the Agreement as set forth in this Third Amendment.
SUBSTANTIVE PROVISIONS
1.0	The parties agree to enter into this Third Amendment, with terms as follows:
1.1	The term of this Amendment shall be twenty-six (26) weeks, beginning on July 1, 2006 and ending December 31, 2006 (the “Term of the Third Amendment”).

1.2	Glu shall pay Sprint $***** no later than *****, for which Sprint shall invoice Glu. Sprint will utilize this fund for co-op marketing purposes which may include marketing, marketing research, hardware development, contactor support and the purchase of Early Handsets from device manufacturers.

1.3	Sprint agrees to ***** during the Term of the Third Amendment. *****.

***** The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

Confidential Information
Sprint and Glu Third Amendment Execution Copy

1.4	Sprint will make reasonable efforts to ***** during the Term of the Third Amendment.*****.

1.5	Sprint shall make reasonable efforts to ***** during the Term of the Third Amendment.
2.0	This Third Amendment may be signed in counterparts, by facsimile or otherwise, each of which will be deemed an original and all of which together will constitute one and the same document.

3.0	Except as specifically changed in this Third Amendment, all terms and conditions of the Agreement remain unchanged. This Third Amendment sets forth the entire understanding of the parties as to the subject matter of this Third Amendment and supersedes all prior agreements, discussions, and correspondence pertaining to the subject matter of this Third Amendment. In the event of an express conflict between the terms and conditions of this Third Amendment and the terms and conditions of the Agreement, the terms and conditions of this Third Amendment will control.
SIGNED:

Sprint Spectrum L.P.	Glu Mobile Inc.

/s/ Paul S. Reddick	/s/ Albert A. Pimentel

(signature)	(signature)

Paul S. Reddick	Albert A. Pimentel

Print Name	Print Name

12/8/06	12/05/06

Date	Date

***** The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

Confidential Information
Sprint and Glu Third Amendment Execution Copy